UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004 (August 31, 2004)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    Seitel, Inc. ("Seitel") has entered into a Severance Agreement and Release effective as of August 31, 2004 with Leonard M. Goldstein (the "Agreement"). Mr. Goldstein voluntarily resigned as Seitel's General Counsel and Corporate Secretary for personal reasons. Under the terms of the Agreement, Seitel will pay Mr. Goldstein a lump sum of $75,000, plus $25,000 each month for the next six months. In addition, Mr. Goldstein will continue to participate in Seitel's health insurance through February 28, 2005, and Seitel will pay any subsequent COBRA payments through October 31, 2005, provided Mr. Goldstein has not secured full-time employment.

    The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits

		Exhibit 10.1	Severance Agreement and Release effective as of August 31, 2004, by and between Seitel, Inc. and Leonard M. Goldstein.

[Signature page follows]

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date:	August 31, 2004	SEITEL, INC.

		By:	/s/ Randall D. Stilley

		Name:	Randall D. Stilley
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description	Page

10.1	Severance Agreement and Release effective as of August 31, 2004, by and between Seitel, Inc. and Leonard M. Goldstein.	5